Exhibit 6

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing with the Securities and Exchange Commission on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to certain shares of the Class A common stock, par value $0.0001 per share, of AxonPrime Infrastructure Acquisition Corporation and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filing.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

Dated as of August 27, 2021

AXONPRIME INFRASTRUCTURE SPONSOR LLC

By:	/s/ Jon Layman
Name:	Jon Layman
Title:	Authorized Person

AXONPRIME INFRASTRUCTURE SPONSOR JV LLC

By:	/s/ Jon Layman
Name:	Jon Layman
Title:	Authorized Person

PRIME INFRASTRUCTURE SPONSOR LLC

By:	/s/ Jon Layman
Name:	Jon Layman
Title:	Authorized Person

/s/ Dakin Sloss
Name:	Dakin Sloss

AXON INFRASTRUCTURE SPONSOR LLC

By:	/s/ Dinakar Singh
Name:	Dinakar Singh
Title:	Authorized Person

AXON PARTNERS, LP

By:	Axon Partners GP, L.P., its general partner

By:	/s/ Dinakar Singh
Name:	Dinakar Singh
Title:	Authorized Person

AXON CAPITAL LP

By:	/s/ Dinakar Singh
Name:	Dinakar Singh
Title:	Authorized Person